Filed Pursuant to Rule 433
File No. 333-135813

http://www.geinterestplus.com/index.html

Personal | Businesses

LOG IN

GE Interest Plus®

Home | FAQ | Contact Us

CORPORATE NOTES | GE CAPITAL | BENEFITS | INTEREST RATES | INVEST NOW

Important Information about a temporary FDIC guarantee of newly issued GE Interest Plus Notes.

Beginning on November 13, 2008, newly issued GE Interest Plus Notes will be guaranteed by the U.S. Federal Deposit Insurance Corporation (or FDIC) under the FDIC's Temporary Liquidity Guarantee Program (TLGP). The FDIC's guarantee is a temporary measure that will apply only to those GE Interest Plus Notes that are issued on or after November 13, 2008 and through and including June 30, 2009. In addition, the FDIC's guarantee of those Notes will expire on June 30, 2012.

The amount of the GE Interest Plus Notes that will be guaranteed may also be limited by a cap on the total amount of GE Capital Corporation's senior unsecured debt that the FDIC will guarantee under its TLGP. Click here to learn more about the FDIC's TLGP.

The FDIC's guarantee is subject to further interpretive decisions that could materially affect how the guarantee will apply to your investment in GE Interest Plus Notes. We intend to provide updated information regarding the FDIC's guarantee of GE Interest Plus Notes by posting information that we receive on this website.

Click here to continue to website

Site Map GE.com GEMoney.com Privacy Policy

GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation, whose outstanding senior debt is rated AAA by Standard and Poor's Corporation and Aaa by Moody's Investors Service. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information.

The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-135813] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-800-433-4480.

[1] Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions.

Copyright 2008, General Electric Capital Corporation

einterestplus.com/index1.html nterest Plus1 Personal            Businesses B LOG IN Home I FAQ I Contact UsCORPORATE NOTES Current Hates Investment Rate Yield1
Amount (%) (<Vb) Less than $15k 3.04 3.09 $15k- $48,999 3.25 3.30 $50k and more 3.45 3.51 Rates may be reset weekly.
BENEFITS GE CAPITAL Dive Right In Feel Secure with ourAAA Rating A smart financial investment that can pay more than most money market accounts, savings accounts, and short-term CDs. -> LEARN MORE
INTEREST RATES INVEST MOW( 800-433-4480 Representatives are available Monctoy CO Fndoy S:30am. to 7:00 pm ET Triple-A-Rated GE Interest Plus is a direct investment in GE Capital Corporation, which is rated AAA by Standard a Poor’s Corporation and Aaa by Moody’s Investors Service. Standard and Poor’s awards a AAA rating to companies they define as “the best quality companies, reliable and stable.” Moody’s assigns their Aaa rating to companies they judge “to be of the highest quality, with minimal credit risk.” Home Earn More a Maximizing the return on your savings and investments is more important than ever. That’s why you should consider an investment in GE Interest Plus Corporate Notes (Notes). The Notes are a direct investment in General Electric Capital Corporation that are designed to pay higher rates than the average taxable money market mutual fund. Plus, three interest rates tiers are offered — so the more you invest, the more you can f Unlimited Access — Easy to Manage a Unlike certificates of deposit or bank money market accounts, you can redeem your investment when you need to without penalty. • Link your GE Interest Plus investment to your bank checking account and easily add to your investment or redeem it electronically at no charge ($25 minimum and $50,000 daily limit on electronic redemptions). Write an unlimited number of checks in amounts of $250 or more. Wire money to your linked checking account ($2,500 minimum and a $15 fee for each wire). Managing your money is easy through our website or over the phone. Service Representatives are available to assist you on business days from 8:30 a.m. to 7:00 p.m. Eastern Time. Plus, there are no loads, sales fees or management fees — all of your money yoes to work for you. “* Apply now and enjoy a $25 incentive! Important Information Beginning on 11/13/08, newly issued GE Interest Plus Notes will be temporarily guaranteed by the U.S. Federal Deposit Insurance Corporation (FDIC) under the FDIC’s Temporary Liquidity Guarantee Program. The FDIC’s guarantee is a temporary measure that will apply only to those Notes that are issued on or after 11 /13/2008 and through and including 6/30/2009. In addition, the FDIC’s guarantee of those notes will expire on 6/30/2012. Click here to read more. Quick Links -> View Prospectus -» Application ¦» GE Employee Application ¦»
Request a Kit by Mail -» SEC FilingsSite Map GE.com GEMonev.com Privacy Policy GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation, whose outstanding senior debt is rated AAA by Standard and Poor’s Corporation and Aaa by Moody’s Investors Service. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information. The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-135813] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1 -800-433-4480. ‘Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions. Copyright 2008, General Electric Capital Corporation

http://www.geinterestplus.com/learn.html

GE Interest Plus

Personal | Businesses

LOG IN

Home | FAQ | Contact Us

CORPORATE NOTES | GE CAPITAL | BENEFITS | INTEREST RATES | INVEST NOW

Current Rates

Investment Amount	Rate (%)	Yield[1] (%)
Less than $15k	3.05	3.09
$15k - $49,999	3.25	3.30
$50k and more	3.45	3.51

Rates may be reset weekly.

INVEST NOW

About AAA Ratings

Standard and Poor's awards a AAA rating to companies they define as "the best quality companies, reliable and stable." Moody's assigns their Aaa rating to companies they judge "to be of the highest quality, with minimal credit risk."

GE Interest Plus Corporate Notes

What are corporate notes?

Some large corporations allow individuals to invest directly in their company's senior, unsecured debt through corporate note programs.



By issuing corporate notes, companies can borrow capital directly from investors at a fairly low cost, while providing investors with benefits such as:

- Higher rates of interest than other cash alternatives like FDIC-insured savings accounts, short-term CDs, and money market mutual funds
- Investments that are fully redeemable at any time
- Convenient banking-type features like check writing, free electronic transfers between linked checking accounts, and the ability to wire funds

Corporate notes are a direct, unsecured investment in the debt of a corporation. Unlike short-term bond funds or money market mutual funds, they are not diversified pools of investments. Because they are a form of unsecured credit, you would be treated as an unsecured creditor in the event of a default. That's why it is critical for you to evaluate the financial strength of the company you choose to invest in.

The Strength of GE Interest Plus Corporate Notes

GE Interest Plus is a direct investment in GE Capital. GE Capital is rated AAA by Standard and Poor's Corporation (S&P) and Aaa by Moody's Investors Service (Moody's). S&P and Moody's are nationally recognized statistical rating organizations, each approved by the United States Securities and Exchange Commission to measure the safety of securities. By reviewing the credit rating, you can determine if you are investing in a company that is financially sound.

→ Learn more about GE Capital.

→ Discover the benefits that make GE Interest Plus corporate notes the intelligent choice for short-term investment.

→ Apply now and enjoy a $25 incentive!

Important Information

Beginning on 11/13/08, newly issued GE Interest Plus Notes will be temporarily guaranteed by the U.S. Federal Deposit Insurance Corporation (FDIC) under the FDIC's Temporary Liquidity Guarantee Program. The FDIC's guarantee is a temporary measure that will apply only to those Notes that are issued on or after 11/13/2008 and through and including 6/30/2009. In addition, the FDIC's guarantee of those notes will expire on 6/30/2012. Click here to read more.

800-433-4480

Representatives are available Monday to Friday 8:30am. to 7:00 p.m. ET

Quick Links

- View Prospectus
- Application
- GE Employee Application
- Request a Kit by Mail
- SEC Filings

Home | What are Corporate Notes

Site Map GE.com GEMoney.com Privacy Policy

GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation, whose outstanding senior debt is rated AAA by Standard and Poor's Corporation and Aaa by Moody's Investors Service. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information.

The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-135813] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-800-433-4480.

[1]Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions.

Copyright 2008, General Electric Capital Corporation

http://www.geinterestplus.com/gecapital.html GE Interest Plus* Personal Businesses | a los in~| Home I FAQ I Contact UsGE CAPITAL CORPORATE HOTES Current Rates Investment Rate Yield- Amount (%) (<Vo) Less than $15k 3.05 3.09 $15k- $46,999 3.25 3.30 SSOkand more 3.45 3.51 Rates may be reset weekly.
BENEFITS INTEREST RATES AAA Rated For Your Peace Of Mind GE Capital Corporation is rated “triple-A” for credit worthiness and is one of the world’s largest corporate bond issuers.
INVEST NOWAbout AAA Ratings Standard and Poor’s awards a AAA rating to companies they define as “the best quality companies, reliable and stable.” Moody’s assigns their Aaa rating to companies they judge “to be of the highest quality, with minimal credit risk.” ( 800-433-4480 Represpntativesare avafkible Monday to Friday &30am___to 7:00 p.m. ET Ahoirt GE Capital Corporation General Electric Capital Corporation is a global, diversified financial services company. With assets of approximately $600 billion, GE Capital serves consumers and businesses in 47 countries around the world. ¦* Apply now and enjoy a 125 incentive! Important Information Beginning on 11/13/08, newly issued GE Interest Plus Notes will be temporarily guaranteed by the U.S. Federal Deposit Insurance Corporation (FDIC) under the FDIC’s Temporary Liquidity Guarantee Program. The FDIC’s guarantee is a temporary measure that will apply only to those Notes that are issued on or after 11 /13/2008 and through and including 6/30/2009. In addition, the FDIC’s guarantee of those notes will expire on 6/30/2012. Click here to read more. Ouick Links ¦» View Prospectus -» GE Employee Application -» Request a Kit by Mail Home | Why Invest In GE Capital Site Map GE.com GEMonev.com Privacy Policy GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation, whose outstanding senior debt is rated AAA by Standard and Poor’s Corporation and Aaa by Moody’s Investors Service. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information. The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-135813] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1 -800-433-4480. 1 Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions. Copyright 2008, General Electric Capital Corporation

http://www.geinterestplus.com/benefits.html

Personal | Businesses

LOG IN

Home | FAQ | Contact Us

GE Interest Plus®

CORPORATE NOTES | GE CAPITAL | BENEFITS | INTEREST RATES | INVEST NOW

Current Rates

Investment Amount	Rate (%)	Yield[1] (%)
Less than $15k	3.05	3.09
$15k - $49,999	3.25	3.30
$50k and more	3.45	3.51

Rates may be reset weekly.

INVEST NOW

The Benefits of GE Interest Plus

Easy to Manage, Online or Offline

GE Interest Plus corporate notes are surprisingly simple to manage. While the notes are not an FDIC-insured deposit account, they are as easy to use as an online bank account.



Easy to Add to or Redeem Some or All of Your Investment

- To redeem some or all of your investment, you can initiate a transfer to your linked checking account without charge*, write an unlimited number of checks for $250 or more or wire funds. You can also write us and have us send a check to your address of record.
- To add to your investment, you can simply transfer money from your linked checking account to your GE Interest Plus investment*, again at no charge. You can initiate transactions online or use our Automated Telephone System.

* Money is moved between your linked accounts in 2 to 3 business days.

Go Online or Call Us to Manage Your Investment

You'll have access to your account online or through our Automated Telephone Line 24-hours a day, 7-days a week:

Online, investors can

- View balances and statements
- View check images and activity
- Transfer funds to and from a linked checking account online.

Over the phone, investors enjoy all of our online services other than viewing monthly statements.

Earn on Every Penny you Invest

Even better, there are no sales charges, management or maintenance fees. That means you get a return on all the money you invest in our corporate notes!

→ Apply now and enjoy a $25 incentive!

800-433-4480

Representatives are available Monday to Friday 8:30am. to 7:00 p.m. ET

Quick Links

- View Prospectus
- Application
- GE Employee Application
- Request a Kit by Mail
- SEC Filings

Home | Benefits

Site Map GE.com GEMoney.com Privacy Policy

GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation, whose outstanding senior debt is rated AAA by Standard and Poor's Corporation and Aaa by Moody's Investors Service. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information.

The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-135813] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-800-433-4480.

[1]Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions.

Copyright 2008, General Electric Capital Corporation

http://www.geinterestplus.com/interest rates.html GE Interest Plus4 Personal Businesses |_i LOG IN Home I FAQ 11CORPORATE IIOTEO GE CAPITAL BENEFITS INTEREST RATES IIIUEGTIIOW Current Rotes Investment Rate Yield1 Amount ( M)) ( Vo) Less than $1Sk 3 .05 3 .09 $ 15k-$49,999 3 .25 3 .30 SSOkand more 3 .45 3 ,51 Rates may be reset weekly. Interest Rates Higher Yields than Competing Short-Term Alternatives GE Interest Plus notes are a convenient way to invest directly with General Electric Capital Corporation. The notes pay a floating rate of interest, which will always be above the average rate of taxable money market funds in the United States as published weekly in Money Fund Report ™ a service of iMoneyNet Inc.Important Information Beginning on 11/13/08, newly issued GE Interest Plus Notes will be temporarily guaranteed by the U.S. Federal Deposit Insurance Corporation (FDIC) under the FDIC’s Temporary Liquidity Guarantee Program. The FDIC’s guarantee is a temporary measure that will apply only to those Notes that are issued on or after 11/13/2008 and through and including 6/30/2009. In addition,the FDIC’s guarantee of those notes will expire on 6/30/2012. Click hereto read more. Check Back for Latest Rates Because our interest rates may change, please visit us again for the latest information on our rates. Remember, the more you invest, the more you can earn. ¦? To view our rate history click here. C 800-433-4480 Representatives are available Monday to Fndoy 8:50am. to 7:00 pen ET Quick Links -> View Prospectus -» Application -> GE Employee Application -» Request a Kit by Mail -» SEC Filings Home I Interest Rates Site Map GE.com GEMoney.com Privacy Policy GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation, whose outstanding senior debt is rated AAA by Standard and Poor’s Corporation and Aaa by Moody’s Investors Service. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information. The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-135S13] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.aov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1 -800-433-4480. ‘Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions. Copyright 2008, General Electric Capital Corporation

Home I FAS I http://www.geinterestplus.com/invest.html GE Interest Plus* Personal Businesses B LOG INCORPORATE MOTES GE CAPITAL BENEFITS INTEREST RATES IIIUE5TII0W Current Rates Investment Amount Rate Yield1 Less than $15k 3 04 3.09 $15k- $49,999 $50k and more 3 3 25 45 3.30 3.51 Rates may be reset weekly. Invest in GE Interest Plus Corporate Notes Three Simple Steps Here’s how to get started investing in GE Interest Plus, a convenient way to earn more interest on your short-term investments. Important Information Beginning on 11/13J08, newly issued GE Interest Plus Notes will be temporarily guaranteed by the U.S. Federal Deposit Insurance Corporation (FDIC) under the FDIC’s Temporary Liquidity Guarantee Program. The FDIC’s guarantee is a temporary measure that will apply only to those Notes that are issued on or after 11 /I 3/2008 and through and including 6^0/2009. In addition, the FDIC’s guarantee of those notes will expire on 6tf 0/2012. Click here to read more. Remember, with GE Interest Plus, you can easily manage your investment, and redeem funds without penalty. There are no sales or management fees, and GE Interest Plus is a direct investment in triple A rated GE Capital Corporation. To make an investment in GE Interest Plus, you must receive a copy of the Prospectus. The prospectus contains more complete information on fees, charges, and other expenses, and should be read carefully before making an investment. You may read the prospectus now online, or email us a request for more information. To invest, simply: Review our prospectus and Privacy Policy on-line Download the appropriate application: a. GE Interest Plus Application b. GE Employee Application 3. Complete the application on-line or off, print it, sign, and enclose a check for a minimum of 1500* towards your initial investment. Mail your completed application to us at GE Interest Plus P.O. Box 6294 Indianapolis, IN 46206-6294 *$250 if you also enroll in the Auto Invest Service For any questions, please check our Frequently Asked Questions page, or call a Customer Service representative at 1.800.433.4480, Monday through Friday from 3:30 a.m. to 7:00 p.m. Eastern Tim ( 800-433-4480 Representatives are available Monday to trvtoy 8.10am.. to 7:00 p.m. ET Ouick Links -» View Prospectus -* GE Employee Application -» Request a Kit by Mail ¦* SEC Filings Home | Invest Now ¦* Learn more about GE Interest Plus corporate notes.Site Map GE.com GEMonev.com Privacy Policy GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation, whose outstanding senior debt is rated AAA by Standard and Poor’s Corporation and Aaa by Moody’s Investors Service. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information. The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-135813] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.aov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer particip ating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1 -800-433-4480. ‘Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions. Corjvriaht 2008. General Electric Caoital Corrjoration

http://www.geinterestplus.com/faq.html

Personal | Businesses

LOG IN

Home | FAQ | Contact Us

GE Interest Plus®

CORPORATE NOTES | GE CAPITAL | BENEFITS | INTEREST RATES | INVEST NOW

Current Rates

Investment Amount	Rate (%)	Yield[1] (%)
Less than $15k	3.04	3.09
$15k - $49,999	3.25	3.30
$50k and more	3.45	3.51

Rates may be reset weekly.

INVEST NOW

Important Information

Beginning on 11/13/08, newly issued GE Interest Plus Notes will be temporarily guaranteed by the U.S. Federal Deposit Insurance Corporation (FDIC) under the FDIC's Temporary Liquidity Guarantee Program. The FDIC's guarantee is a temporary measure that will apply only to those Notes that are issued on or after 11/13/2008 and through and including 6/30/2009. In addition, the FDIC's guarantee of those notes will expire on 6/30/2012. Click here to read more.

Frequently Asked Questions

Learn More

GE Interest Plus corporate notes are a convenient, easy-to-use investment. If you have any questions about investing in the GE Interest Plus, please consult these Frequently Asked Questions. If you still need help, call our toll-free number for more information.



800-433-4480

Representatives are available Monday to Friday 8:30am. to 7:00 p.m. ET

GENERAL INFORMATION

- What is GE Interest Plus?
- How does GE Interest Plus set its rates?
- How is yield calculated?
- How Is Interest Accrued and Paid?
- What is the minimum initial investment?
- Will the interest I earn be taxable?
- What if I have questions about my investment?
- Can I apply for an account if I do not have a Driver's License?

INVESTING AND REDEEMING

- What types of checks will you accept for investment?
- Is an investment in GE Interest Plus Notes liquid?
- How do I add to or redeem from my investment?
- Can I redeem my investment at anytime?
- Are there any penalties for redeeming funds?
- What type of bank account can I link to my GE Interest Plus investment?
- Can I Link More than One Bank Checking Account to my GE Interest Plus Investment?
- When are invested funds available for redemption?

INVESTMENT QUALITY

- How safe is my investment?
- What does a triple-A rating mean?

FEES

- Do I pay any sales or management fees?
- Are there Maintenance Fees?

REPORTING, INVESTOR COMMUNICATIONS AND CHECK DELIVERY

- When will I know that my investment has been established?
- When will I receive my GE Interest Plus checks?
- How often will I receive statements?
- When will I receive my 1099 Int. Statement?

TYPES OF INVESTMENT ACCOUNTS

- What are the types of investment accounts that you open?
- What is required to open a Trust investment?
- What is a Uniform Gift to Minor's Account?
- Can I establish an investment account with an address outside the United States?
- Does GE Interest Plus offer IRAs?
- Can I establish an investment with a Power of Attorney?

HOW TO CONTACT US

- What is the address for mailing investments or letters?
- What is the overnight mail address?
- Where do I wire money?

MANAGING YOUR INVESTMENT ONLINE OR OVER THE PHONE

- How can I manage my investment via the Internet?
- How secure is my information online?
- How do I download a browser with 128-bit encryption?
- How do I login to Online Access?
- How do I enroll in electronic delivery of statements?
- How to I login to the Automated Voice Response Unit?

Quick Links

- View Prospectus
- Application
- GE Employee Application
- Request a Kit by Mail
- SEC Filings

GENERAL INFORMATION

What is GE Interest Plus?
GE Interest Plus is an investment designed to provide individual investors with a convenient way to invest directly in General Electric Capital Corporation (GECC). It is a AAA-rated unsecured and unsubordinated debt obligation of GECC and is not a bank account or a money market fund. It is not a bank deposit. It is offered in the U.S. by prospectus only. Complete information concerning GE Interest Plus is contained in the prospectus.

Back to top

How does GE Interest Plus set its rates?
Rates are reviewed weekly by the GE Interest Plus Committee and may be reset as often. Rates will always be greater than the most recent seven–day average yield (non-compounded) for taxable money market funds in the United States as published in Money Fund Report (TM) a service of iMoneyNet, Inc. (Formerly IBC's Money Fund Report).

Back to top

How is yield calculated?
Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions.

Back to top

How Is Interest Accrued and Paid?
Interest on the Notes will accrue daily. Accrued interest will be credited and automatically reinvested in additional Notes monthly and will begin to accrue interest on the first day following the date of such reinvestment.

Back to top

What is the minimum initial investment?
The minimum initial investment is $500 or $250 if you also sign up for the Auto Invest Service. In addition, GE Employees can open an account with no initial investment if they sign up for the payroll deduction service at the time of account opening.

Back to top

Will the interest I earn be taxable?
Yes. Interest earned on your GE Interest Plus investment will constitute income to you and is taxable in the year in which it is earned. Interest income is subject to federal and applicable state and local taxes. If you received an initial investment incentive, that incentive would be treated as interest income and reported on the 1099 Int. statement you will receive in January of each year.

Back to top

What if I have questions about my investment?
For up-to-date information about your investment or current GE Interest Plus rates, you may login to Online Access or call our automated touch tone service at 1-800-433-4480, 24 hours a day, 7 days a week. Customer Service Representatives are also available at this number, Monday through Friday, from 8:30 a.m. to 7:00 p.m. Eastern Time.

Back to top

Can I apply for an account if I do not have a Driver's License?
Yes. If you do not have a Driver's License, we will need some other form of state issued identification to verify your identity. You should provide a copy of your identification along with your application.

Back to top

INVESTING AND REDEEMING

What types of checks will you accept for investment?
Your investment check must be drawn on a U.S. bank or a U.S. branch of a foreign bank. Funds must be in U.S. dollars. Money orders, traveler's checks, starter checks, cashier's checks, credit card checks and third party checks are not acceptable. Your check must be made payable to "GE Interest Plus" or the registered investors of the GE Interest Plus Investment.

Back to top

Is an investment in GE Interest Plus Notes liquid?
Yes. GE Interest Plus is liquid, meaning you can redeem your investment at any time. There are several options for redeeming funds. You can write a check ($250 or more), transfer funds to your linked checking account (our Quick Redemption Service), wire funds, or have us send you a check to your registered address.

Back to top

How do I add to or redeem from my investment?
The easiest way to invest more or redeem is by signing up for our Quick Transactions Service. The service lets you electronically transfer money to and from your linked bank checking account. Other ways to invest include mailing in a check, wiring in funds, payroll deductions, authorizing Social Security to deposit your monthly payments, and authorizing automatic monthly transfers from your bank (Auto Invest). See question below for redemption options.

Back to top

Can I redeem my investment at anytime?
Yes, you can do so at no charge by simply writing a check ($250 minimum), transferring money to your linked bank checking account through our Quick Redemption Service ($25 minimum and $50,000 daily maximum) or choosing the wire transfer option ($2,500 minimum and a $15 wire fee) when you make your initial investment.

Back to top

Are there any penalties for redeeming funds?
No. You have unlimited access to your investment if the funds are available for redemption. If you write a check under the $250 requirement, however, you will be assessed a $10 fee.

Back to top

What type of bank account can I link to my GE Interest Plus investment?
It must be a U.S.–based bank checking account with a valid routing number. To link your bank checking account we require a copy of a voided check to validate the account and its registration. Please note that the registration of the bank checking account must be printed on the check.

Back to top

Can I Link More than One Bank Checking Account to my GE Interest Plus Investment?
No. We allow the linking of only one bank checking account for both investments and redemptions.

Back to top

When are invested funds available for redemption?
While funds invested will begin to accrue interest on the day they are posted to your account, they are available for redemption based on how the funds were invested:

- Funds invested via a check are available for redemption 12 business days after the date of credit.
- Funds invested via Quick Invest (Automated Clearing House transfer) are available 3 business days after the date of credit.
- Funds invested via wire are available for redemption on the next business day.

Back to top

INVESTMENT QUALITY How safe is niy investment? There is risk with any investment you make. However, with GE Interest Plus, you benefit from the credit worthiness of General Electric Capital Corporation(GECC). GECC is rated AAA by Standard & Poor’s Corporation and Aaa by Moody’s Investors Service. What does a triple-A rating mean? By reviewing the rating of a security, you can get an understanding of whether the company you are investing in is financially sound. Standard & Poor’s Corporation and Moody’s Investors Service rate GE Interest Plus Corporate Notes AAA and Aaa respectively. These companies are nationally recognized statistical rating organizations, each approved by the United States Securities and Exchange Commission to measure the safety of securities. Standard and Poor’s awards a AAA rating to companies they define as “the best quality companies, reliable and stable.” Moody’s assignment of their Aaa rating indicates that “obligations are judged to be of the highest quality, with minimal credit risk.” FEES Do I |>ay aiiy sales or management fees? No. There are no management fees, sales loads or maintenance fees. So, there’s nothing to reduce your rate of return. Are there Maintenance Fees? There are no regular maintenance fees or fees for check reorders. Fees are assessed only for checks returned for insufficient funds, wire redemptions, stop payment requests, checks written for less than the 5250 minimum, and other unusual services. REPORTING, INVESTOR COMMUNICATIONS AND CHECK DELIVERY When will I know that my investment has been established? You will be notified that your investment has been opened through a confirmation statement mailed the next day. About a week later you will receive a welcome letter confirming your investment information and providing you with additional information on how to manage your investment over the phone or online. Please note that there may be instances where we require additional information to validate your identity before we open your investment account. If that is the case, there may be a delay in the establishment of your investment. Back to top When will I receive my GE Intelest Pin* Chech*? You should receive them about 3 weeks after your investment is How often will 11 eceive ^tatements? You will be mailed a statement monthly unless you elect otherwise. You also have the option to receive your statement electronically through our Account Access website. If you do, 12 months of “ “nrr m iint-iirir’:! Onlirir When will I receive my 1099 Int. Statement? We will mail you your 1099 Int. statement in January of each year following the reporting year. Back to top

TYPES OF INVESTMENT ACCOUNTS t are the types of investment accounts that you open? We open individual investments, joint investments, custodial investments (Uniform Gifts to Minor’s Accounts) and Trust investments. What is required to open a Trust Investment? To verify your trust, you must also provide us with the first two and last two pages of the trust agreement. Make sure the name of the trustee (and co-trustee if applicable) appears on these pages. What is a Uniform Gift to Minor’s Account? The Uniform Gift to Minors Act (UGMA) or the Uniform Transfers to Minors Act (UTMA) is a type of custodial account for children. Most states have adopted one form of these uniform acts as a means of transferring ownership of property to children. The Acts allow a person to fund an account for a child, but limit that child’s access to the account until the child reaches the age of majority. The age of majority is set by state law and typically ranges from 18 to 21. The child is the account owner, but the parent (or other adult) is named as custodian. The custodian controls the account until the child is no longer a minor. At that point, the custodial relationship ends and the child controls the account. Back to top Can I establish an investment account with an address outside the United States? No. GE Interest Plus Corporate Notes are a security issued only in the United States. GE Interest Plus is available only to individuals who have an established residence in the U.S. Back to top Does GE Interest Plus offer IRAs? No. GE Interest Plus is not a retirement investment vehicle. Back to top Can I establish an investment with a Power of Attorney? Yes. In order to add a Power of Attorney to an account, we require the following: A Letter of Instruction signed by the Power of Attorney. The signature of the Power of Attorney must be guaranteed with a Signature Guarantee Medallion 2000 Stamp, which can be obtained from a local banking institution. The Power of Attorney (POA) documents, dated within the last 6 months. (Mote: If you are sending in the original POA documents, these documents must bear a notary stamp. If you are sending in a copy of the POA documents, this copy must also be guaranteed with a Signature Guarantee Medallion 2000 Stamp.) Back to top HOW TO CONTACT US What is the address for mailing investments or letters? GE Interest Plus P.O. Box 6294 Indianapolis, Indiana 46206-6294 What is the overnight mail address? GE Interest Plus 4000 Pendleton Way Indianapolis, Indiana 46226-5224 Back to top Where do I wire money? You can only wire money to us if you have an established account. If you do, the wire instructions are as follows:

GE Interest Plus
The Huntington National Bank
Indianapolis, Indiana
ABA #274070442
Include your 10-digit GE Interest Plus Account Number

Back to top

MANAGING YOUR INVESTMENT ONLINE OR OVER THE PHONE

How can I manage my investment via the Internet?
Once you receive your account number, you will be able to manage your investment online through our Online Access system. You will be able to establish your password once you receive notification of your account number. After you establish your password, you will be able to:

- View the principal amount of your investment and 12 months of transaction history
- View most recent rate information
- View Check Images
- Obtain statements electronically
- Initiate a Quick Invest or Quick Redemption transaction (transfer money to and from your linked checking account)
- Order checks
- Change your password

Back to top

How secure is my information online?
To ensure security, we encrypt all information between your PC and GE Interest Plus. Using secured browsers and 128–bit encryption technology, you can be assured security is our number one priority. In fact, 128–bit encryption is one of the highest levels of encryption currently available. 128–bit encryption is the process of scrambling information (typically for data transmission) so that only someone who has the correct encryption key can reassemble it in its original clear text format. When used between you and GE Interest Plus, this encryption technology allows you to encode (or encrypt) your personal information as you send it to us. Only GE Interest Plus can decrypt it. Likewise, when we send personal or account information to you, this technology allows us to encode it, and only you can decode it.

In the box below, you will be able to see whether the browser you are currently using has 128-bit encryption. If it is noted that your browser does not have 128-bit encryption, please go to the section labeled Download a browser with 128-bit encryption. It is essential that you upgrade your browser before you enter Account Access.

You are currently using a compatible version 6.0 of Microsoft Internet Explorer with 128-bit encryption, which will allow you to access GE Interest Plus' Account Access. There is no need to upgrade your browser.

Back to top

How do I download a browser with 128–bit encryption?
You can download a 128-bit browser by completing the steps below:

If upgrading your Netscape browser, go to http://browser.netscape.com/ns8/download/default.jsp. If you need assistance while downloading, please visit the Netscape Help area.

If upgrading your Internet Explorer (IE) browser, Download Microsoft Internet Explorer. Choose the version of IE you would like to download. Follow the easy steps found on the screen to complete the download process. If you need assistance while downloading, please visit the Microsoft Help area.

Back to top

How do I login to Online Access? Click on the “Login” Button in the upper right hand corner of our website, www.geinterestplus.com. Once you arrive at our secure Account Access website, click on “First Time Users Click Here”. Enter your Social Security Number, account number and your desired 4 to 10 digit password twice. Then press “Submit”. Mow you are set up to access your account on-line. To login, enter your account number and your new password and click on “Submit”. Please note: to maintain the security of your investment, you will only be allowed to have three unsuccessful attempts to login. After the third attempt, your ability to access your investment on-line will be suspended. You must then call a Customer Service Representative at 1-800-433-4480 to have your password reset. How do I enroll in electronic delivery of statements? To receive your statements electronically rather than through the mail, click on “View Statements On-line” and follow the instructions provided. Twelve months of statements will be maintained and available for viewing. Back to top How to I login to the Automated Voice Response Unit? Call us at 1 -800-433-4480 and press 1 to access your investment information. The system will ask you to enter in your investment number. Because you are a first time user, you must establish a 6 to 10 digit Personal Identification Number (PIN). The system will ask you to enter in your Social Security Number followed by the birth date of the Primary Owner of the account (the name listed first on the application). You will then be asked to establish and then confirm your PIN. After you do so you can access your investment account by entering only your investment account number and PIN. When you are logged into our Automated Telephone System, you will automatically hear your current investment amount and current interest rate information. Other menu items available to you include: Press 1: To repeat your investment amount and rate information. Press 2: To initiate a Quick Invest or Quick Redemption transaction. Press 3: To hear information on your last 5 investments or last 5 redemptions. Press 4: To reorder checks. Press 5: For information on another GE Interest Plus investment. Press 0: To speak to a Service Representative. What Browsers does the GE Interest Plus website support? In order to take advantage of the most advanced interactive technology and security measures, GE Interest Plus requires that you use one of the latest versions of your browser to access our secure transaction site. We support Microsoft Internet Explorer (version 5.0 or higher) and Netscape Navigator (version 6.1 or higher). If you need to update your browser, click on either of the following links: Netscape: http: /ibrowser .netscape .com/ns8/download/defa ult jsp Internet Explorer: http: ffwww .microsoft .comfavindowsfle/def ault .htm Back to top What if I am having trouble loyyiny-in to Account Access? For assistance in logging on to our on-line Online Access system, please call 1 -800-433-4480 between 8:30 AM and 7:00 PM ET, Monday through Friday (other than holidays), and speak with a Service Representative.

H... nr | Frr )¦ in ill — .1 t-I ¦’.¦• r.li-.-n. Site Map GE.com GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation, whose outstanding senior debt is rated AAA by Standard and Poor’s Corporation and Aaa by Moody’s Investors Service. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies, it is possible to lose money if ; E •’. :ft ii ¦: iinii-ir (¦:¦ (¦:. rt: ¦ !-¦(: fir ^e :~~ n ~ r r ¦:¦: r-r: (¦ ¦: t->r ir-.KrtiM >r. ~: n,-r, i -.¦ -:-r rr. ^ti-:—i I <r : \<\r< hi: Me I i rr-.n:ti :!i->ri :tiieTiefit i r.:iij.|r..| i |.i.; : -r-.l’i: i II- r-.ii :tr i ivr. A iieifirri! I ¦:¦ ¦¦.¦¦ .-¦¦:¦! ,| ¦¦ nhll.r . f. i-:-r ‘t «r ¦: Tie i r ¦ ¦___110 ¦ !¦¦¦: !¦ tin: ¦: :-iTnTi jrnv iii:.n -rlHIr: E<r vir . ¦>¦ ir. ¦: :t. . :¦¦! :in>’ !¦ rei-i ‘h-r !*¦> :|.f.:t c ntliit rr- i:tr i i->r :t ilrifirri! if..) :.ihfi ¦)¦:¦:¦ jiTirTit: U -r i: .’i-ri Iih: tilr- ¦ Hi !hr SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.taov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-800-433-4480. 1 investments or redemptions. Copyright 2008, General Electric Capital Corporation

http://www.geinterestplus.com/sitemap.html

Personal | Businesses

LOG IN

GE Interest Plus®

Home | FAQ | Contact Us

CORPORATE NOTES | GE CAPITAL | BENEFITS | INTEREST RATES | INVEST NOW

Current Rates

Investment Amount	Rate (%)	Yield[1] (%)
Less than $15k	3.04	3.09
$15k - $49,999	3.25	3.30
$50k and more	3.45	3.51

Rates may be reset weekly.

INVEST NOW

Important Information

Beginning on 11/13/08, newly issued GE Interest Plus Notes will be temporarily guaranteed by the U.S. Federal Deposit Insurance Corporation (FDIC) under the FDIC's Temporary Liquidity Guarantee Program. The FDIC's guarantee is a temporary measure that will apply only to those Notes that are issued on or after 11/13/2008 and through and including 6/30/2009. In addition, the FDIC's guarantee of those notes will expire on 6/30/2012. Click here to read more.

Site Map

- Home
- What are Corporate Notes
- Why Invest in GE Capital
- Benefits
- Interest Rates
- Invest Now

- FAQ
- Contact Us

- View Prospectus
- Request a Kit by Mail

- Site Map
- Privacy Policy

800-433-4480

Representatives are available Monday to Friday 8:30am. to 7:00 p.m. ET

Quick Links

- View Prospectus
- Application
- GE Employee Application
- Request a Kit by Mail
- SEC Filings

Home | Site Map

Site Map GE.com GEMoney.com Privacy Policy

GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation, whose outstanding senior debt is rated AAA by Standard and Poor's Corporation and Aaa by Moody's Investors Service. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information.

The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-135813] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-800-433-4480.

[1]Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions.

Copyright 2008, General Electric Capital Corporation

http://www.geinterestplus.com/orapp.html GE Interest Plus* y L06 IN | Home I FAQ I Contact UsCORPORATE NOTES (5E CAPITAL INTEREST RATES INUESTHOWCurrent Rates Request a Kit by Mail ~S.CONT Rate Y ( eld* <M>) Investment Amount Less than 115k 3 .04 3 .09 $15k-$49,999 3 .25 3 .30 $50k and more 3 .45 3 .51 Rates may be reset weekly. Important Information Beginning on 11 /I 3108, newly issued GE Interest Plus Notes will he temporarily guaranteed by the U.S. Federal Deposit Insurance Corporation (FDIC) under the FDIC’s Temporary Liquidity Guarantee Program. The FDIC’s guarantee is a temporary measure that will apply only to those Notes that are issued on or after 11 /I 3/2008 and through and including 6/30/2009. In addition, the FDIC’s guarantee of those notes will expire on 6/30/2012. Click hereto read more. *First name: *l_ast Name: *Address: *Crty: * State: *Zip Code: *E-mail: Phone: *Please Choose One: O I am a GE employee O I am NOT a GE employee EH Receive future information about GE Interest Plus via e-mail ^Required Field ( 800-433-4480 Representatives are available Monday to Frutoy 8:30am.. to 7:00 p.m. ET Quick Links -> View Prospectus ¦? Application -> GE Employee Application -* Request a Kit by Mail ¦* SEC FilingsHome | Request a Mail Kit Site Map GE.com GEMoney.com Privacy Policy GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation, whose outstanding senior debt is rated AAA by Standard and Poor’s Corporation and Aaa by Moody’s Investors Service. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies, ft is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information. The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-135813] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1 -300-433-4480. Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions. Coovriaht 2008. General Electric Capital Corporation

http://www.geinterestplus.com/orapp.html (confirmation)

GE Interest Plus®

LOG IN

Home | FAQ | Contact Us

CORPORATE NOTES | GE CAPITAL | BENEFITS | INTEREST RATES | INVEST NOW

Current Rates

Investment Amount	Rate (%)	Yield[1] (%)
Less than $15k	3.05	3.09
$15k - $49,999	3.25	3.30
$50k and more	3.45	3.51

Rates may be reset weekly.

INVEST NOW

Request a Kit by Mail

You should receive your GE Interest Plus package (including a brochure, prospectus and application) within 10 business days.

Remember, should you have any questions in the meantime contact us at 800-433-4480 Monday through Friday from 8:00 a.m. to 7:00 p.m. Eastern Time (ET).

800-433-4480

Representatives are available Monday to Friday 8:30am.. to 7:00 p.m. ET

Quick Links

- View Prospectus
- Application
- GE Employee Application
- Request a Kit by Mail
- SEC Filings

Home | Request a Mail Kit

Site Map GE.com GEMoney.com Privacy Policy

GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation, whose outstanding senior debt is rated AAA by Standard and Poor's Corporation and Aaa by Moody's Investors Service. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information.

The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-135813] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-800-433-4480.

[1]Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions.

Copyright 2008, General Electric Capital Corporation

http://www.geinterestplus.com/contact us.html GE Interest Plus* Personal Businesses j LOSIN~| Home I FAQ I Contact UsCORPORATE IIOTEC GE CAPITAL BENEFITS INTEREST RATES INVEST NOW ‘Inquiry Type: Current Rotes Investment Amount Less than $15k Rate 3.04 Yield -3.09 $ 15k -$49,999 3 ,25 3 .30 $50k and more 3 ,45 3 .51 Rates may be reset weekly. Contact Us E-mail us ( 800-433-4480 Representatives are available Moratory to Friday S.J0am_to700p.m. ET Ouick Links ¦» View Prospectus -> Application ¦» GE Employee Application -» Request a Kit by Mail -» SEC Filings“All fields are required. Send us a note: Mail to: GE Interest Plus P.O. Box 6294 Indianapolis, Indiana 46206-6294 Home | Request a Mail Kit Site Map GE.com GEMonev.com Privacy Policy GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation, whose outstanding senior debt is rated AAA by Standard and Poor’s Corporation and Aaa by Moody’s Investors Service. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. It is possible to lose money if GE Capital is unable to pay its debts. Please seethe prospectus for important investment information. The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-135813] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-800-433-4480. Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions. Copvriqht 2008. General Electric Capital Corporation

http://www.geinterestplus.com/interestplus/contact us.html (confirmation) GE Interest Plus’ j LOS IN | Home I FAQ I Contact UsCORPORATE IIOTEO GE CAPITAL BENEFITS INTEREST RATES INVEST NOWCurrent Rotes Contact Us Rate Yield1 Investment Amount LesthanJ15k 3.05 3.09 $1Sk-$49,999 3.25 3.30 $SOk and more 3.45 3.51 Th.ink You We have received your Email. We respond to all Emails within three business days. Should you have any questions in the meantime contact us at 1 -888-674-4138 Monday through Friday from 8:30 a.m. to 7:00 p.m. Eastern Time (ET). ( 800-433-4480 Representatives are available Monday to Friday S.JOom. to7:09p.m. ET Rates may be reset weekly. Send us a note: Mail to: GE Interest Plus P.O. Box 6294 Indianapolis, Indiana 46206-6294 Call us toll-free: 1-800-433-4480 Representatives are available from 8:30 a.m. to 7 p.m. Eastern Time Ouick Links -» View Prospectus -» Application ¦» GE Employee Application -> Request a Kit by Mail -» SEC FilingsHome I Contact Us Site Map GE.com GEMonev.com Privacy Policy GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation, whose outstanding senior debt is rated AAA by Standard and Poor’s Corporation and Aaa by Moody’s Investors Service. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information. The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-135813] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.aov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1 -800-433-4480. Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions. Copyright 200S, General Electric Capital Corporation

http://www.geinterestplus.com/businesses/index.html GE Interest Plus* for Businesses Home I FAQ I Contact Us CORPORATE NOTES GE CAPITAL BENEFITS INTEREST RATES INVEST HOW Important Information about a temporary FDIC guarantee of newly issued GE Interest Plus Notes. Beginning on November 13, 2008, newly issued GE Interest Plus Notes will be guaranteed by the U.S. Federal Deposit Insurance Corporation (or FDIC) under the FDIC’s Temporary Liquidity Guarantee Program (TLGP). The FDIC’s guarantee is a temporary measure that will apply only to those GE Interest Plus Notes that are issued on or after November 13, 2008 and through and including June 30, 2009. In addition, the FDIC’s guarantee of those Notes will expire on June 30, 2012. The amount of the GE Interest Plus Notes that will be guaranteed may also be limited by a cap on the total amount of GE Capital Corporation’s senior unsecured debt that the FDIC will guarantee under its TLGP. Click here to learn more about the FDIC’s TLGP. The FDIC’s guarantee is subject to further interpretive decisions that could materially affect how the guarantee will apply to your investment in GE Interest Plus Notes. We intend to provide updated information regarding the FDIC’s guarantee ofGE Interest Plus Notes by posting information that we receive on this website. Click here to continue to website Site Map GE.com GEMonev.com GE Interest Plus for Businesses is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation, whose outstanding senior debt is rated AAA by Standard and Poor’s Corporation and Aaa by Moody’s Investors Service. You should note that GE Interest Plus for Businesses Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information. The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-135313] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.qov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1 -883-674-4138. i investments or redemptions. Copyright 2008, General Electric Capital Corporation Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional

http://www.geinterestplus.com/businesses/index1.html GE Interest Plus* for Businesses Personal Businesses Home I FAQ I Contact UsCORPORATE MOTES INTEREST RATEO INVEST HOWCuircnt Rate Rate(<¥6) Yield 3.10 3.14 Rate may be reset weekly. An Easy Way for Your Business to Earn More An Investment thai Works Hard forVour Company Your business’s opportunity to earn more on your available cash and have access to your investment when you need it. ¦* LEARN MOREImportant Information Beginning on 11/13/08, newly issued GE Interest Plus Notes will be temporarily guaranteed by the U.S. Federal Deposit Insurance Corporation (FDIC) under the FDIC’s Temporary Liquidity Guarantee Program. The FDIC’s guarantee is a temporary measure that will apply only to those Notes that are issued on or after 11 /13/2008 and through and including 6/30/2009. In addition, the FDIC’s guarantee of those notes will expire on 6/30/2012. Click here to read more. Earn More a Making the most of your business’s available cash is critical to being successful in today’s business’s world. ^/Vith GE Interest Plus for Businesses Corporate Notes, you can put up to $5 Million of your available cash to work earning more. The notes are a direct investment in AAA rated General Electric Capital Corporation (“GE Capital”). Learn More. Unlimited Access — Easy to Manage u Unlike certificates of deposit or bank money market accounts, you can redeem your investment when you need to without penalty. Managing your money is easy through our website or over the phone. Service Representatives are available to assist you on business days from 8:30 a.m. to 7:00 p.m. Eastern Time. Quick Links ¦? View Prospectus -*¦ Apply Now ¦* Request a Kit by Mail ¦+ SEC Filings Did you know? Click here to find out about GE Interest Plus for individual investors. Click here to compare features of our business version and our individual investor version.Home Site Map GE.com GEMoney.com Privacy Policy GE Interest Plus for Businesses is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation, whose outstanding senior debt is rated AAA by Standard and Poor’s Corporation and Aaa by Moody’s Investors Service. You should note that GE Interest Plus for Businesses Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information. The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-135813] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.ciov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request It by clicking here or calling toll free 1 -838-674-4133. 1 Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions. Copyright 2008, General Electric Capital Corporation

http://www.geinterestplus.com/businesses/learn.html

Personal | Businesses

LOG IN

Home | FAQ | Contact Us

CORPORATE NOTES | GE CAPITAL | BENEFITS | INTEREST RATES | INVEST NOW

GE Interest Plus® for Businesses

Current Rate	
Rate(%)	Yield(%)[1]
3.10	3.14

Rate may be reset weekly.

INVEST NOW

Corporate Notes for Your Business

What are corporate notes?

Some large corporations offer direct investment in their company's senior, unsecured debt through corporate note programs.



By issuing corporate notes, companies like General Electric Capital Corporation (GE Capital) can borrow capital directly from investors at a fairly low cost, while providing investor benefits such as:

- Higher rates of interest than other cash alternatives like FDIC-insured savings accounts, short-term CDs, and money market mutual funds
- Investments that are fully redeemable at any time
- Convenient banking-type features like free electronic transfers between linked checking accounts, ability to wire funds and 24-7 access via internet and automated telephone service

Corporate notes are a direct, unsecured investment in the debt of a corporation. Unlike short-term bond funds or money market mutual funds, they are not diversified pools of investments. Because they are a form of unsecured credit, your business would be treated as an unsecured creditor in the event of a default. That's why it is critical for you to evaluate the financial strength of the company you choose to invest in.

The Strength of GE Interest Plus Corporate Notes

GE Interest Plus for Businesses is a direct investment in GE Capital. GE Capital is rated AAA by Standard and Poor's Corporation (S&P) and Aaa by Moody's Investors Service (Moody's). S&P and Moody's are nationally recognized statistical rating organizations, each approved by the United States Securities and Exchange Commission to measure the safety of securities. By reviewing the credit rating, you can determine if you are investing in a company that is financially sound.

→ Learn more about GE Capital.

→ Discover the benefits of GE Interest Plus for Businesses

→ Apply now

About AAA Ratings

Standard and Poor's awards a AAA rating to companies they define as "the best quality companies, reliable and stable." Moody's assigns their Aaa rating to companies they judge "to be of the highest quality, with minimal credit risk."

888-674-4138

Representatives are available Monday to Friday 8:30am. to 7:00 p.m. ET

Important Information

Beginning on 11/13/08, newly issued GE Interest Plus Notes will be temporarily guaranteed by the U.S. Federal Deposit Insurance Corporation (FDIC) under the FDIC's Temporary Liquidity Guarantee Program. The FDIC's guarantee is a temporary measure that will apply only to those Notes that are issued on or after 11/13/2008 and through and including 6/30/2009. In addition, the FDIC's guarantee of those notes will expire on 6/30/2012. Click here to read more.

Quick Links

→ View Prospectus

→ Apply Now

→ Request a Kit by Mail

→ SEC Filings

Home | What are Corporate Notes

Site Map GE.com GEMoney.com Privacy Policy

GE Interest Plus for Businesses is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation, whose outstanding senior debt is rated AAA by Standard and Poor's Corporation and Aaa by Moody's Investors Service. You should note that GE Interest Plus for Businesses Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information.

The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-135813] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-888-674-4138.

[1]Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions.

Copyright 2008, General Electric Capital Corporation

http://www.geinterestplus.com/businesses/gecapital.html

Personal | Businesses

LOG IN

GE Interest Plus® for Businesses

Home | FAQ | Contact Us

CORPORATE NOTES | GE CAPITAL | BENEFITS | INTEREST RATES | INVEST NOW

Current Rate	
Rate(%)	Yield(%)[1]
3.10	3.14

Rate may be reset weekly.

INVEST NOW

About AAA Ratings

Standard and Poor's awards a AAA rating to companies they define as "the best quality companies, reliable and stable." Moody's assigns their Aaa rating to companies they judge "to be of the highest quality, with minimal credit risk."

888-674-4138

Representatives are available Monday to Friday 8:30am. to 7:00 p.m. ET

Why Invest in GE Capital

AAA Rated for Peace of Mind

GE Capital Corporation is rated "triple-A" for credit worthiness and is one of the world's largest corporate issuers.



About GE Capital Corporation

General Electric Capital Corporation is a global, diversified financial services company. With assets of approximately $600 billion, GE Capital serves consumers and businesses in 47 countries around the world. GE Capital Corporation has received the highest credit quality ratings available in the industry including:

- AAA from Standard & Poor's Corporation
- Aaa from Moody's Investor Service

Important Information

Beginning on 11/13/08, newly issued GE Interest Plus Notes will be temporarily guaranteed by the U.S. Federal Deposit Insurance Corporation (FDIC) under the FDIC's Temporary Liquidity Guarantee Program. The FDIC's guarantee is a temporary measure that will apply only to those Notes that are issued on or after 11/13/2008 and through and including 6/30/2009. In addition, the FDIC's guarantee of those notes will expire on 6/30/2012. Click here to read more.

Quick Links

- View Prospectus
- Apply Now
- Request a Kit by Mail
- SEC Filings

Home | Why Invest In GE Capital

Site Map GE.com GEMoney.com Privacy Policy

GE Interest Plus for Businesses is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation, whose outstanding senior debt is rated AAA by Standard and Poor's Corporation and Aaa by Moody's Investors Service. You should note that GE Interest Plus for Businesses Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information.

The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-135813] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-888-674-4138.

[1]Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions.

Copyright 2008, General Electric Capital Corporation

http://www.geinterestplus.com/businesses/benefits.html GE Interest Plus’ for Businesses Personal Businesses | j LOS IN | Home I FAQ I Contact UsCORPORATE NOTES GE CAPITAL BENEFITS INTEREST RATES IIIWESTNOW Current Rate The Benefits of GE Interest Plus for Businesses Earning Power and Flexibility GE Interest Plus Corporate Notes are surprisingly simple to Rate may be reset weekly. manage.Important Information Beginning on 11 /13108, newly issued GE Interest Plus Notes will be temporarily guaranteed by the U.S. Federal Deposit Insurance Corporation (FDIC) under the FDIC’s Temporary Liquidity Guarantee Program. The FDIC’s guarantee is a temporary measure that will apply only to those Notes that are issued on or after 11II3/2008 and through and including 6130/2009.In addition.the FDIC’s guarantee of those notes will expire on 6130/2012. Click hereto read more. Easylo Addto or RetleeinfromYour Investment Redeem by: Quick Redeem — Request a free electronic transfer to your linked business checking account via our Online Access website, Automated Telephone Service or by calling a Service Representative. Funds are moved within 2-3 business days ($25 minimum) Wire’ — You may call or write us to have funds wired to your linked business checking account ($2,500 minimum). Written Request — Redeem all or some of your investment by mailing us a letter of instruction. We will mail you a check to your business’s address of record. * A fee of $15 dollars is charged for each wire redemption. Invest by: Quick Invest — Request a free electronic transfer from your linked business checking account via our Online Access website, Automated Telephone Service or by calling a Service Representative. Funds are moved within 2-3 business days. Wire — Wire funds from your linked business checking account. Check - Mail us a check made out to your business and we will apply It to your investment. 15 million. If the amount of your investment exceeds this maximum, we may notify you in writing that you must redeem the amount of your investment in excess of the $5 million within a 30 day period. Please see the pricing supplement for more information. The pricing supplement appears as the last page of the prospectus download. E-i3_v to Manage Online ant I l>y PI lone Online, you can: Transfer funds to and from your linked business checking account View balances and statements View activity Over the phone, you can enjoy the same services as online with other Efi r»ri -nf-irri monthi-. : t Memr-nt: ¦¦:¦¦.! .-. ill \< h- r- =!¦:¦:*: : toour teieol’Or.r- : er ¦ ¦¦:* i’4-t ¦¦:¦¦.« : =. ¦) =.- ?¦• :i t. : -h ¦¦ eel Earn More on Every Penny You Invest No sales charges No maintenance fees No management fees ( 888-674-4138 Representatives are avaitabte Moridcty to Friday ft30am.. to 7:00 pun. ET Ouick Links -> View Prospectus -> Apply Now -> Request a Kit by Mail -> SEC Filings Home | Benefits Site Map GE.com GEMonev.com Privacy Policy GE Interest Plus for Businesses is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation, whose outstanding senior debt is rated AAA by Standard and Poor’s Corporation and Aaa by Moody’s Investors Service. You should note that GE Interest Plus for Businesses Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many -omj-.-^riiir: ft i: !¦¦:¦: :ii:lr to io:r iTion-fv if vE ¦!-^^¦rt-?»l i: ¦ in.ihlr to ^v. it: ¦:iri:1: Plr-Vr m.rr W>r iiiio:i:-r-:t’.i: rot irripoil-int in,r:ttTirnt mini nvMion The iss uer has filed a registration statement (including a prospectus) [Registration Statement No. 333-135313] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1 -888-674-4133. 1 Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions. Coovright 2008. General Electric Caoital Comoration

http://www.geinterestplus.com/businesses/interest rates.html GE Interest Plus* for Businesses Personal Businesses Home I FAQ I Contact UsCORPORATE MOTES INTEREST RATES INVEST HOW Current Rote 3.10 3.14 Rate may be reset weekly. Interest Rates Higher Yields than Competing Short-Term Alternatives GE Interest Plus Businesses Notes are a convenient way to invest directly with General Electric Capital Corporation. The Notes pay a floating rate of interest, which may be reset weekly.Important Information Beginning on 11 /13/08, newly issued GE Interest Plus Motes will be temporarily guaranteed by the U.S. Federal Deposit Insurance Corporation (FDIC) under the FDIC’s Temporary Liquidity Guarantee Program. The FDIC’s guarantee is a temporary measure that will apply only to those Notes that are issued on or after 11/13/2008 and through and including 6/3012009. In addition,the FDIC’s guarantee of those notes will expire on 6/30/2012. Click here to read more. Check Back for Latest Rates Because our interest rates may change, please visit us again for the latest information on our rates. Remember, by investing in GE Interest Plus for Business, you can make your company’s available cash work harder. To view our busin^si ?&te history, click here. ( 888-674-4138 Representatives are available Monday to Friday ft30om.___to 7£D p.rrt ET Qukh Links -> View Prospectus ¦+ Apply Now ¦* Request a Kit by Mail ¦* SEC FilingsHome I Interest Rates Site Map GE.com !-E interr:t Flu: tor Em:me: :e: ¦: =in m e :trrient m the :ernor. un:*¦:¦.«*¦:! ¦:-:-rf—:-r ite -feu ot the vener ii Eie-itm: ¦; h\4 h\ •’.¦:¦<por r>ti-:-ri___¦¦ ho :e O’ j senior debt is rated AAA by Standard and Poor’s Corporation and Aaa by Moody’s Investors Service. You should note that GE Interest Plus for E“i:.r.e: :e: Mote: ire not i irior.e. ir.iii et t¦ mi.i. ¦¦¦ i¦¦¦:i¦ i: .jener ill. h -u ei iitie-f tun-i -ion :i:tm._i ¦:¦! m. eMirier.t ir. :ii-i-it tenri -i-riA :•;•¦:untie: ¦:¦! m^n. companies. It is possible to lose money if GE Caprtal is unable to pay its debts. Please see the prospectus for important investment information. The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-135813] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the !E\ tor more ¦: orrii-ietr- miorrriition -ii-o’it the i: : -jer =.ri.itiii: -:-t ter iri.jzx . onrrii. oet tiie :e ¦:!¦:¦¦: i nfierit: tor neeii. i: rtiri.j EC-!—F on the -E1! -eivrte it www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the i-io:i“f-:tu: it .-on re^ne:! it !¦. ¦:ii-:t-iri-i here or ¦: iii.rnj t-:iii nee i ¦¦:¦¦:¦¦:¦ ¦¦:¦ i*4-41 ;..|. 1Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions.¦: ¦:¦(¦. ri.ji .t jiju-:-, ¦

http://www.geinterestplus.com/businesses/invest.htmlGE Interest Plus* for Businesses fl L06 IN | Home I FAQ I Contact UsCORPORATE NOTES IIITEPEST RATES INVEST HOW Here’s Iw Plus for Bi interest or Current Rate Rate(<Vo) Yields 3.10 3.14 ^ate may be res s1 weskiv Invest in GE Interest Plus for Businesses Invest Now and Earn More n start investing in GE InterestImportant Information Beginning on 11/1308, newly issued GE Interest Plus Nates will be temporarily guaranteed by tneiJS Insuranc (FDIC) li Temporar Guarant ideral Deposit Corporation er the FDIC’s Liquidity Program The FDIC’s temper; arantee is a ; measure that w apply only to those Notes that are issued on or after 11113/2008 and through and including 6/30/2009 In addition, the FDIC’s guarantee of those notes will expire on 6/30/2012. Cli-:k hereto read more. { 888-674-4138 [..-.r...-v..^|-1r.-|r .,-?j — :¦¦: .¦”! :!:¦ : Mondcw to Friday &30am., to 7:00 p.m. ET To invest in GE interest Plus for Businesses, you must receive a copy of the Prospectus. The Prospectus contains more complete information on fees, charges, and other expenses and should be read carefully before makinci an investment. The Prospectas is available online or via mail. To invest, simply: Review oni Piospecms <iinl PiivacyPolicy. Fill out appropriate forms fw your business and choose a funding method (Miiiiiiiuin of $500, iiKixhiuiiiiof |5 millii iik Click on the appropriate link below to download .ill of Hie required forms for your entity type. K^mi for Partnerships .¦¦... ill fund your investment. You can: •> yo!j ^ In your application, you’ll choose h Transfer fiinils electronic,illy from the business checking account you designate on the application (we initiate the transaction once your investment is established) hUil in .i check from the business checking account you designate on the application. ¦ B> *ii e’. Just check the box on you application. Once you investment is established, you will receive a welcome letter that provides vou with wiring instructions *You must wire funds within 60 days ot the investment establishment date. 3. Man forma in ¦with required documentationsQuick Links You will need to show evidence ot your business’s existence by providing us with the documentation indicated in the table below. You will also need to provide us with a voided check or copy of your bank statement to verify the registration of the linked bank account.¦* Request a Kit by Mai -* SEC Filings Application/Authorization form W-91orm Supporting documentation (See table below) 1 Check (if you have elected this funding method^GE Interest Plus for Busi P.O. Box 6294 Indianapolis, Indiana 4620S-6294 Overnight Mail GE Interest Plus for Businesses 4000 Pendleton Way Indianapolis, Indiana 46226-5224 For any questions please check our Frequently Asked Questi page o il a Customer Service Representativi- Learn more a Plus for Busine; i—:-rTi«i I iri e:t f !¦:¦ ¦ Site Map GE.com GE Interest Plus for Businesses is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation, whose outstanding senior debt is rated AAA by Standard and Poor’s Corporation and Aaa by Moody’s Investors Service. You should note that GE Interest Plus for Businesses Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information. The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-135813] with the SEC for the offeri ng to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the !¦[¦:¦: | “tv t’i: it .on re-pe :t HI-. ¦ilKlm-izx .er-: Or ¦: =»lliri._i toll tier 1 ¦:-:-:-r“44 1 ;..;. 1 Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions. ¦;

http://www.geinterestplus.com/businesses/faq.html

Personal | Businesses

LOG IN

GE Interest Plus® for Businesses

Home | FAQ | Contact Us

CORPORATE NOTES | GE CAPITAL | BENEFITS | INTEREST RATES | INVEST NOW

Current Rate	
Rate(%)	Yield(%)[1]
3.10	3.14

Rate may be reset weekly.

INVEST NOW

Important Information

Beginning on 11/13/08, newly issued GE Interest Plus Notes will be temporarily guaranteed by the U.S. Federal Deposit Insurance Corporation (FDIC) under the FDIC's Temporary Liquidity Guarantee Program. The FDIC's guarantee is a temporary measure that will apply only to those Notes that are issued on or after 11/13/2008 and through and including 6/30/2009. In addition, the FDIC's guarantee of those notes will expire on 6/30/2012. Click here to read more.

888-674-4138

Representatives are available Monday to Friday 8:30am. to 7:00 p.m. ET

Quick Links

- View Prospectus
- Apply Now
- Request a Kit by Mail
- SEC Filings

Frequently Asked Questions

Learn More

GE Interest Plus for Businesses corporate notes are a convenient, easy-to-use investment. If you have any questions about investing in the GE Interest Plus for Businesses, please consult these Frequently Asked Questions. If you still need help, call our toll-free number for more information.



GENERAL INFORMATION

- What is GE Interest Plus for Businesses?
- How does GE Interest Plus for Businesses set its rates?
- How is the yield calculated?
- Why does GE Interest Plus for Businesses pay a different rate than GE Interest Plus for Individuals?
- Can I use checks to access my GE Interest Plus for Businesses investment?
- What are the differences between GE Interest Plus for Businesses and GE Interest Plus for Individuals?
- What is the minimum initial investment?
- What if my investment amount falls below the required minimum?
- What is the maximum total investment?
- What if my investment exceeds $5,000,000?
- How is interest paid and accrued?
- What if I have questions about my investment?

ESTABLISHING A GE INTEREST PLUS FOR BUSINESSES INVESTMENT

- What type of business entities can establish a GE Interest Plus for Businesses investment?
- How do I establish a GE Interest Plus for Businesses investment?
- What type of documentation is required to establish a GE Interest Plus for Business investment?
- How do I fund my investment?
- Do I have to link my business checking account to my GE Interest Plus for Businesses investment?
- Can I establish an investment with an address outside of the United States?

INVESTING AND REDEEMING

- What types of checks will you accept for investment?
- Is an investment in GE Interest Plus for Businesses Notes liquid?
- How do I add to or redeem from my investment?
- Can I redeem my investment at anytime?
- Are there any penalties for redeeming funds?
- What type of bank account can I link to my GE Interest Plus for Businesses investment?
- Can I link more than one bank checking account to my GE Interest Plus for Businesses investment?
- When are invested funds available for redemption?

INVESTMENT QUALITY

- How safe is my investment?
- What does a triple-A rating mean?

FEES

- Do I pay any sales or management fees?
- Are there maintenance fees?

REPORTING, INVESTOR COMMUNICATIONS AND CHECK DELIVERY

- When will I know my GE Interest Plus for Businesses investment has been established?
- How often will I receive statements?
- When will I receive my business's 1099 Int. Statement?

HOW TO CONTACT US

- What is the address for mailing investments or letters?
- What is the overnight mail address?
- Where do I wire money?

MANAGING YOUR INVESTMENT ONLINE OR OVER THE PHONE

- How can I manage my investment via the Internet?
- How secure is my information online?
- How do I download a browser with 128-bit encryption?
- How do I login to Online Access?
- How do I enroll in electronic delivery of statements?
- How to I login to the Automated Telephone System?
- What Browsers does the GE Interest Plus for Businesses website support?
- What if I am having trouble logging-in to Online Access?

GENERAL INFORMATION What is GE Interest Plus for Businesses? GE Interest Plus for Businesses is an investment designed to provide investors with a convenient way to invest In r-:il. r. verier v-ener il Electric Capital Corporation, which is rated AAA by Standard S Poor’s Corporation and Aaa by Moody’s Investor Service. It is an unsecured and unsubordinated debt obligation of GE Capital and is not a bank account or a money market fund. It is not a bank deposit. It is offered in the U.S. by prospectus only. Complete information concerning How does GE Interest Plus for Businesses set its rates? Rates are reviewed weekly by the GE Interest Plus Committee and may be reset as often. How is the yield calculated? irM monthly, and that there are no additional investments or redemptions. Back to top V-iiv-1 <loeo GE Interest Plus for Businesses pay a different rate than the consumer version? GE Interest Plus for Businesses offers a lower rate for commercial investments. Business accounts tend to be more volatile than those of consumers. Nevertheless, the rate offered to businesses can typically be higher when compared to bank money market accounts, CDs and other cash alternatives offered to businesses. The liquidity offered coupled with a rate that is likely to be higher than similar short-term alternatives can make GE Interest Plus Back to top Can I use checks to access niyGE Interest Plus for Businesses investment? No. Checkbooks are not provided with your GE Interest Plus for Businesses investment. You may take advantage of our free electronic transfers service to move money to and from your linked business checking account. You may also invest and redeem by wire. What are the differences between GE Interest Plus for Businesses find GE Interest Plus for Individuals? There are a few major differences between GE Interest Plus for Individuals and GE Interest Plus for Businesses. ‘.!¦¦:i i Back to top What is the minimum initial investment? ihe iinrnirniiri ir.diii ir. e:tiTirfiti: t~-’.». What if niy investment amount falls below the i equh ed mininium? The required minimum investment is $500. If your investment falls below the required minimum you will be notified in writing and will be provided with at least 30 days in which to increase your balance to the requirement. If you do not do so, your investment will be redeemed and a check will be mailed to your address of record.What is the maximum total investment?Million. Back to top What if nv/ investment exceeds $5,H0,H0? lithe amount of your investment exceeds this maximum, we may notify you in writing that we intend to redeem the amount of your investment in excess of $5,000,000. You will then have 30 days to redeem the excess portion of your investment. If you do not do so within a 30-day period, we will redeem the amount we have specified and mail a check to the registered holder of the Notes, less any tax withholding, if applicable. Interest on the redeemed amount shall cease to accrue on and after the effective date of the redemption.How is interest accrued and |>aid? otr: What if I have questions about my investment? For up-to-date information about your investment or current GE Interest Plus for Businesses rate, you may login tc Online Access or call our automated touch tone service at 1-833-674-4133, 24 hours a day, 7 days a week. Customer Service Representatives are also available at this number, Monday through Friday, from 8:30 a.m. to 7:00 p.m. Eastern Time. ESTABLISHING A GE INTEREST PLUS FOR BUSINESSES INVESTMENT What type of business entities can establish a GE Interest Plus for Businesses investment? Corporations, LLCs, Partnerships and Sole Proprietorships are able to establish GE Interest Plus for Businesses investments. Back to top How do I establish a GE Interest Plus for Businesses investment? Back to top What type of documentation is required to establish a GE Interest Plus for Business investment account?

	Corporation	LLC	Partnership	Sole Proprietorship
FILL OUT APPROPRIATE FORMS:	1. Corporate Application 2. Corporate Authorization Form 3. Form W-9 4. Secondary Authorized Person Form (if more than one Authorized Person)	1. LLC Application 2. LLC Authorization Form 3. Form W-9 4. Secondary Authorized Person Form (if more than one Authorized Person)	1. Partnership Application 2. Partnership Authorization Form 3. Form W-9 4. Secondary Authorized Person Form (if more than one Authorized Person)	1. Sole Proprietorship Application 2. Form W-9 3. Secondary Authorized Person Form (if more than one Authorized Person)
PROVIDE REQUIRED DOCUMENTATION:	1. Copy of Articles of Incorporation with evidence of state filing 2. Bank statement copy or voided check to verify linked bank account	1. Copy of Articles of Organization with evidence of state filing 2. Bank statement copy or voided check to verify linked bank account	1. Copy of Certificate of Partnership (Limited Partnership) or Partnership Agreement (General Partnership) with evidence of state filing 2. Bank statement copy or voided check to verify linked bank account	1. Copy of Business License with evidence of state filing 2. Bank statement copy or voided check to verify linked bank account

Click here to enlarge image.

Back to top

How do I fund my investment?
You have three ways you can choose to fund your investment:

- By Check: Please make checks payable to GE Interest Plus for Businesses. The minimum investment is $500, payable in U.S. Dollars and the maximum is $5 million. The registration of your check must match the registration of your GE Interest Plus for Businesses investment.
- By Wire*: When we have opened your business investment we will send you wiring structions to fund your initial investment.
- By Electronic Transfer/Quick Invest: Indicate on the application that you'll be electronically transferring funds from your linked checking account. We will initiate the transfer within 2 to 3 days of your investment establishment date.

*Please note that if you choose the wire option above, you must fund your investment within 60 days of the establishment date or your investment will be closed.

Back to top

Do I have to link my business checking account to my GE Interest Plus for Businesses investment?
Yes, in order to verify your business and to facilitate Quick Invest and Quick Redemption options, we require a linked business checking account.

Back to top

Can I establish an investment with an address outside of the United States?
No, your business must be based in the U.S with a U.S. mailing street address.

Back to top

INVESTING AND REDEEMING

What types of checks will you accept for investment?
Your investment check must be drawn on a U.S. bank or a U.S. branch of a foreign bank. Funds must be in U.S. dollars. Money orders, traveler's checks, starter checks, cashier's checks, credit card checks and third party checks are not acceptable. Your check must be made payable to "GE Interest Plus for Businesses." Cash is not accepted.

Back to top

Is an investment in GE Interest Plus for Businesses Notes liquid?
Yes. GE Interest Plus for Businesses is liquid, meaning you can redeem your investment at any time. There are several options for redeeming funds. You may transfer funds to your linked checking account (our Quick Redemption Service), wire funds, or have us send you a check to your registered business address.

Back to top

How do I add to or redeem from my investment?
The easiest way to invest more or redeem is by signing up for our Quick Transactions Service. The service lets you electronically transfer money to and from your linked business checking account. Other ways to invest include mailing in a check or wiring in funds. See question below for redemption options.

Back to top

Can I redeem my investment at anytime?
Yes, you can do so at no charge by simply transferring money to your linked business checking account through our Quick Redemption Service ($25 minimum) or choosing the wire transfer option ($2,500 minimum and a $15 wire fee).

Back to top

Are there any penalties for redeeming funds?
No. You have unlimited access to your investment if the funds are available for redemption ($15 fee for wire redemptions).

Back to top

What type of bank account can I link to my GE Interest Plus for Businesses investment?
It must be a U.S. based bank checking or operating account with a valid routing number. The business checking account must be registered to the same name as your business. To link your bank checking account we require a copy of a voided check to validate the account and its registration. In lieu of a voided check, you may provide a recent copy of your bank statement. Please note that the registration of the bank checking account must be printed on the check or operating statement.

Back to top

Can I link more than one bank checking account to my GE Interest Plus for Businesses investment?
No. We allow the linking of only one bank checking account for both investments and redemptions.

Back to top

When are invested funds available for redemption?
While funds invested will begin to accrue interest on the day they are posted to your account, they are available for redemption based on how the funds were invested.

- Funds invested via a check are available for redemption 12 business days after the date of credit.
- Funds invested via Quick Invest (Automated Clearing House transfer) are available 3 business days after the date of credit.
- Funds invested via wire are available for redemption on the next business day.

Back to top

INVESTMENT QUALITY

How safe is my investment?
There is risk with any investment you make. However, with GE Interest Plus for Businesses, you benefit from the credit worthiness of General Electric Capital Corporation (GECC). GECC is rated AAA by Standard & Poor's Corporation and Aaa by Moody's Investors Service, the highest credit quality ratings available.

Back to top

What does a triple–A rating mean?
By reviewing the rating of a security, you can get an understanding of whether the company you are investing in is financially sound. Standard & Poor's Corporation and Moody's Investors Service rate GE Capital Corporation's senior unsubordinated debt as AAA and Aaa, respectively. These companies are nationally recognized statistical rating organizations, each approved by the United States Securities and Exchange Commission to measure the safety of securities. AAA and Aaa each reflect the highest credit–quality ratings available. Standard and Poor's awards a AAA rating to companies they define as "the best quality companies, reliable and stable." Moody's assigns their Aaa rating to companies they judge to be of "the highest quality with minimal credit risk."

Back to top

FEES

Do I pay any sales or management fees?
No. There are no management fees, sales loads or maintenance fees. So, there's nothing to reduce your rate of return.

Back to top

Are there maintenance fees?
There are no regular maintenance fees. Fees are assessed only for checks returned for insufficient funds, wire redemptions, stop payment requests and other unusual services.

Back to top

REPORTING & INVESTOR COMMUNICATIONS

When will I know that my investment has been established?
You will be notified that your investment has been established through a confirmation statement mailed the next day. About a week later you will receive a welcome letter confirming your information and providing you with additional information on how to manage your investment over the phone or online. Please note that there may be instances where we require additional information to validate your business or the identity of the persons authorized to transact on behalf of the investment before we establish your investment. If that is the case, there may be a delay in establishing your investment.

Back to top

How often will I receive statements?
You will be mailed a statement monthly unless you elect electronic delivery. You can receive your statement electronically through our Online Access website. If you do, 12 months of statements are maintained online. We will send an email each month to alert your business when your e-Statement is available, if you made this election.

Back to top

When will I receive my 1099 Int. Statement?
We will mail you your 1099 Int. statement in January of each year following the reporting year.

Back to top

HOW TO CONTACT US

What is the address for mailing investments or letters?
GE Interest Plus for Businesses
P.O. Box 6294
Indianapolis, Indiana 46206-6294

Back to top

What is the overnight mail address?
GE Interest Plus for Businesses
4000 Pendleton Way
Indianapolis, Indiana 46226-5224

Back to top

Where do I wire money?
You can only wire money to us if you have an established investment. If you do, the wire instructions are as follows:

GE Interest Plus for Businesses
The Huntington National Bank
Indianapolis, Indiana
ABA #274070442
Include your 10-digit GE Interest Plus for Businesses investment number

Back to top

MANAGING YOUR INVESTMENT ONLINE OR OVER THE PHONE

How can I manage my investment via the Internet?
Once you receive your GE Interest Plus for Businesses investment number, you will be able to manage your investment online through our Online Access system. You will be able to establish your password once you receive notification of your GE Interest Plus for Businesses investment number. After you establish your password, you will be able to:

- View the principal amount of your investment and 12 months of transaction history
- View most recent rate information
- Obtain statements electronically
- Initiate a Quick Invest or Quick Redemption transaction (transfer money to and from your linked business checking account)
- Change your password

Back to top

How secure is my information online?
To ensure security, we encrypt all information between your PC and GE Interest Plus for Businesses. Using secured browsers and 128-bit encryption technology, you can be assured security is our number one priority. In fact, 128-bit encryption is one of the highest levels of encryption currently available. 128-bit encryption is the process of scrambling information (typically for data transmission) so that only someone who has the correct encryption key can reassemble it in its original clear text format. When used between you and GE Interest Plus for Businesses, this encryption technology allows you to encode (or encrypt) your personal information as you send it to us. Only GE Interest Plus for Businesses can decrypt it. Likewise, when we send personal or account information to you, this technology allows us to encode it, and only you can decode it.

In the box below, you will be able to see whether the browser you are currently using has 128-bit encryption. If it is noted that your browser does not have 128-bit encryption, please go to the section labeled Download a browser with 128-bit encryption. It is essential that you upgrade your browser before you enter Online Access.

You are currently using a compatible version 6.0 of Microsoft Internet Explorer with 128-bit encryption, which will allow you to access GE Interest Plus for Business's Online Access. There is no need to upgrade your browser.

Back to top

How do I download a browser with 128-bit encryption?
You can download a 128-bit browser by completing the steps below:

If upgrading your Netscape browser, go to http://browser.netscape.com/ns8/download/default.jsp. If you need assistance while downloading, please visit the Netscape Help area.

If upgrading your Internet Explorer (IE) browser, go to http://www.microsoft.com/windows/downloads/ie/getitnow.mspx. If you need assistance while downloading, please visit the Microsoft Help area.

If upgrading your Mozilla Firefox browser, go to http://www.mozilla.com. If you need assistance while downloading, please visit the Mozilla Help area.

If upgrading your Apple Safari browser, go to http://www.apple.com/safari. If you need assistance while downloading, please visit the Apple Safari Help area.

Back to top

How do I login to Online Access?

1. Click on the "Login" Button in the upper right hand corner of our website, http://www.geinterestplus.com/businesses Once you arrive at our secure Online Access website, click on "First Time Users Click Here."

2. Enter your Business's Tax Identification Number (TIN), GE Interest Plus for Businesses investment number and your desired 4 to 10 digit password twice. Then press "Submit." Now you are set up to access your investment on-line.

3. To login, enter your investment number and your new password and click on "Submit."

Please note: to maintain the security of your account, you will only be allowed to have three unsuccessful attempts to login. After the third attempt, your ability to access your account on-line will be suspended. You must then call a Customer Service Representative at 1-888-674-4138 to have your password reset.

Back to top

How do I enroll in electronic delivery of statements?
To receive your statements electronically rather than through the mail, click on "View Statements On-line" and follow the instructions provided on our Online Access site. Twelve months of statements will be maintained and available for viewing.

Back to top

How to I login to the Automated Telephone System?
1. Call us at 1-888-674-4138 and press 1 to access your investment information. The system will ask you to enter in your investment number. Because you are a first time user, you must establish a 6 to 10 digit Personal Identification Number (PIN). The system will ask you to enter in your business's Tax Identification Number(TIN) followed by the date of formation of your business (the date you provided us on the application).

2. You will then be asked to establish and then confirm your PIN. After you do so you can access your investment by entering only your GE Interest Plus for Businesses investment number and PIN. When you are logged into our Automated Telephone System, you will automatically hear your current balance and current interest rate information. Other menu items available to you include:

- Press 1: To repeat your balance and rate information.
- Press 2: To initiate a Quick Invest or Quick Redemption transaction.
- Press 3: To hear information on your last 5 investments or last 5 redemptions.
- Press 4: For information on another account.

Back to top

What browsers does the GE Interest Plus for Businesses website support?
In order to take advantage of the most advanced interactive technology and security measures, we require that you use one of the latest versions of your browser to access our secure transaction site. We support Netscape Navigator (version 6.1 or higher), Microsoft Internet Explorer (version 5.0 or higher), Mozilla Firefox (version 2.0 or higher) and Apple Safari (version 3.1 or higher). If you need to update your browser, click on either of the following links:

Netscape: http://browser.netscape.com/ns8/download/default.jsp

Internet Explorer: http://www.microsoft.com/windows/ie/default.htm

Mozilla Firefox: http://www.mozilla.com

Apple Safari: http://www.apple.com/safari

Back to top

What if I am having trouble logging-in to Online Access?
For assistance in logging on to our Online Access system, please call 1-888-674-4138 between 8:30 AM and 7:00 PM ET, Monday through Friday (other than holidays), and speak with a Customer Service Representative.

Back to top

http://www.geinterestplus.com/businesses/orapp.html GE Interest Plus* for Businesses Personal Businesses | i LOS IN Home I FAQ I Contact UsCORPORATE NOTES INTEREST RATES INVEST MOW Yield («>}» Current Rote 3.10 Rate may be reset weekly. Important Information Beginning on 11 /13/08, newly issued GE Interest Plus Notes will be temporarily guaranteed by the U.S. Federal Deposit Insurance Corporation (FDIC) under the FDIC’s Temporary Liquidity !-’iii intee Fro\n w, The FIM\’: ‘1’iii intee ¦• i temporary measure that will apply only to those Notes that are issued on or after 11 /I3/2008 and through and including 6/30/2009. In addition, the FDIC’s guarantee of those notes will expire on 6/30/2012. Click hereto read more. Request a Kit by Mail *Company Name: *First Name: *Last Name: *Address: *City: *Zip Code: Phone: *E-mail: EH Receive future information about GE Interest Plus for Businesses via e-mail *Required field { 888-674-4138 Representatives are avaikabte Monday to Friday 8:30am., to 7:00 p.m. ET Quick Links -* View Prospectus -* Apply Now -* Request a Kit by Mail ¦+ SEC Filings Home | Request a Mail Kit Site Map GE.com GE Interest Plus for Businesses is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation, whose outstanding senior debt is rated AAA by Standard and Poor’s Corporation and Aaa by Moody’s Investors Service. You should note that GE Interest Plus for Businesses Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many A 1 Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions.

http://www.geinterestplus.com/businesses/orapp.html (confirmation) GE Interest Plus for Businesses Personal Businesses Home I FAQ I Contact UsCORPORATE MOTES INTEREST PATES INVEST HOWCurrent Rote RatepVo) Yield (%) 3,10 F ite iri =i. i.e ir :et ¦¦ eel I Request a Kit by Mail You should receive your GE Interest Plus for Business package ir..:iii.iir..i h l¦[¦:¦¦:11’ire. i rvii’evt’ : iM nt HK =ti-:-ri ¦¦ rtinr. l j i.io days. ‘ei. :f¦ :¦¦ !¦¦ J .on Li e =ir.. .|ue:tivri: ir.the r.eiritirr.e vort VAn at 888-674-4138 Monday through Friday from 8:00 a.m. to 7:00 p.m. Eastern Time (ET). ( 888-674-4138 Representatives are ava ikjble Monday to Friday 8:30am.. to 7:O0 p.m. ET Quick Links -* View Prospectus -» Apply Now ¦+ Reguest a Kit by Mail -+ SEC Filings Home | Request a Mail Kit Site Map GE.com GE Interest Plus for Businesses is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation, whose outstanding www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1 -838-674-4138. 1 Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions.

http://www.geinterestplus.com/businesses/contact us.html GE Interest Plus* for Businesses Personal Businesses | i LOS IN Home I FAQ I Contact UsCORPORATE NOTES INTEREST RATES -674-4138 Current Rote Rate(^) Yield C^)1 3.10 3.14 Rate may be reset weekly. Contact Us E mail us First Name: .ast Name: Important Information Beginning on 11/13/08, newly issued GE Interest Plus Notes will be (erTif¦ :-t inl. ¦_!¦ i =*r inte-i-l h. the U.S. Federal Deposit Insurance Corporation (FDIC) under the FDIC’s Temporary Liquidity Guarantee Program. The FDIC’s guarantee is a (erTif.:-t ii. rr.r =>:¦ ite tiiit ¦¦ ill apply only to those Notes that are issued on or after 11 /13/2008 and through and including 6/30/2009. In addition, the FIM\’: ¦_!¦ j =»t ir.tee ot 11-¦-:-:-r-notes will expire on 6/30/2012. Cl.ck hereto read more. *Company Name: *E-mail: nquiry Type: —Select an Option- -1 *Giuestions/ Comments: *AII fields are required. Send us a note: Mail to: GE Interest Plus for Businesses P.G. Box 6294 Indianapolis, Indiana 46206-6294 Talk to us: Quick Links ¦* View Prospectus -» Apply Now -> Request a Kit by Mail -» SEC Filings Home | Request a Mail Kit Site Map GE.com GE Interest Plus for Businesses is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation, whose outstanding senior debt is rated AAA by Standard and Poor’s Corporation and Aaa by Moody’s Investors Service. You should note that GE Interest Plus for Businesses Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions.

http://www.geinterestplus.com/businesses/contact_us.html (confirmation)

Personal | Businesses

LOG IN

GE Interest Plus
for Businesses

Home | FAQ | Contact Us

CORPORATE NOTES | GE CAPITAL | BENEFITS | INTEREST RATES | INVEST NOW

Current Rate	
Rate(%)	Yield(%)
3.10	3.14

Rate may be reset weekly.

INVEST NOW

Contact Us

Thank You

We have received your Email. We respond to all Emails within three business days. Should you have any questions in the meantime contact us at 1-888-674-4138 Monday through Friday from 8:30 a.m. to 7:00 p.m. Eastern Time (ET).

Send us a note:

Mail to:
GE Interest Plus for Business
P.O. Box 6294
Indianapolis, Indiana 46206-6294

Call us toll-free:
1-800-433-4480
Representatives are available from 8:30 a.m. to 7 p.m. Eastern Time

888-674-4138
Representatives are available Monday to Friday 8:30am.. to 7:00 p.m. ET

Quick Links

- View Prospectus
- Apply Now
- Request a Kit by Mail
- SEC Filings

Home | Frequently Asked Questions

Site Map GE.com GEMoney.com Privacy Policy

GE Interest Plus for Businesses is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation, whose outstanding senior debt is rated AAA by Standard and Poor's Corporation and Aaa by Moody's Investors Service. You should note that GE Interest Plus for Businesses Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information.

The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-135813] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-888-674-4138.

[1] Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions.

Copyright 2008, General Electric Capital Corporation

http://www.geinterestplus.com/businesses/sitemap.htmlGE Interest Plus* for Businesses Personal Businesses i LOS IN ] Home I FAQ I Contact UsCORPORATE NOTES OE CAPITAL IIITEPEiT RATES INVEST HOWSite Map3.10 3.11 Rate may be reset weekly. Home What are Corporate Notes Why Inyest in GE Capital Benefits ( 888-674-4138 Representatives ore available Monday to Friday 8:30am.. to 7:00 p.m. ET Important Beginning on 11/13/08, rie- i. i: :’i~:i \-E interr:! Plus Notes will be temporarily guaranteed by the U.S. Federal Deposit Insurance Corporation (FDIC) under the FDIC’s Temporary Liquidity Guarantee Program. The FDIC’s guarantee is a temporary measure that will il’pi. om. to 11 ¦¦:¦: e Mote that are issued on or after 11 /13/2008 and through and including 6/30/2009. In addition, the FDIC’s guarantee of those notes will expire on 6/30/2012. Click hereto read more. FAQ Contact Us View Prospectus Request a Kit by Mail Quick Links ¦+ View Prospectus -» Apply Now -+ Request a Kit by Mail ~S.CONT ~S.CONTHome | Site Map Site Map GE.com GE Interest Plus for Businesses is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation, whose outstanding :erm:’i ¦ Jet:-t ¦: r inter e:t f-\>r. 101 Businesses Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. It is possible to lose money if GE Capital is unable to pay its debts. Please seethe prospectus for important investment information. The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-135813] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1 -888-674-4138. 1 Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions.